EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value $0.0001 per share, of Smart Share Global Limited, a Cayman Islands exempted company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 8, 2024.

China Ventures Fund I Pte. Ltd.

By:	/s/ Ding Haipeng
Name:	Ding Haipeng
Title:	Director

China Ventures Fund I, Limited Partnership

By:	/s/ Lee Joonpyo
Name:	Lee Joonpyo
Title:	Director of the General Partner of China Ventures Fund I, Limited Partnership

SV GP I Ltd.

By:	/s/ Lee Joonpyo
Name:	Lee Joonpyo
Title:	Director

THE EDGEOF, PTE. LTD.

By:	/s/ Taira Atsushi
Name:	Taira Atsushi
Title:	Director

Taira Atsushi

By:	/s/ Taira Atsushi
Name:	Taira Atsushi

Belleisle Japan Inc.

By:	/s/ Son Taejang
Name:	Son Taejang
Title:	Director

Son Taejang

By:	/s/ Son Taejang
Name:	Son Taejang

WAVEMAKER CO., LTD.

By:	/s/ Lee Joonpyo
Name:	Lee Joonpyo
Title:	Director

Lee Joonpyo

By:	/s/ Lee Joonpyo
Name:	Lee Joonpyo